Exhibit 99.1

  Possis Medical, Inc., Annual Meeting to Be Held at the Radisson Plaza Hotel
         Conference Center, Not at the Minneapolis Marriott City Center

     MINNEAPOLIS--(BUSINESS WIRE)--Nov. 30, 2005--Possis Medical, Inc. (NASDAQ:POSS) today announced a change in the location of its Annual Shareholders Meeting to be held on December 7, 2005, beginning at 4 p.m. The meeting will be held at the Radisson Plaza Hotel Conference Center, 35 South 7th Street, Minneapolis, MN 55402, and not at the Minneapolis Marriott City Center as originally indicated in Possis' notice and proxy statement. The Radisson Conference Center is located on the 2nd floor - skyway level directly across the street from the Marriott. Possis personnel will be available at the Marriott to redirect attending shareholders.


     CONTACT: Possis Medical, Inc., Minneapolis
              Jules L. Fisher, 763-450-8011
              Jules.Fisher@possis.com